UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant     ☒
Filed by a party other than the Registrant     ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

The Clorox Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed: September 2, 2011

On the evening of September 1, 2011, The Clorox Company provided the following statement:

“Among other things, Mr. Icahn is looking to fund up to half of the purchase price of his inadequate, non-credible proposal by borrowing from Clorox stockholders, and he did not provide any terms or conditions for the debt he would borrow from stockholders.”

Important Additional Information

The Clorox Company (“Clorox”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Clorox stockholders in connection with the matters to be considered at Clorox’s 2011 Annual Meeting. Clorox intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Clorox stockholders. CLOROX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Clorox’s 2011 Annual Meeting. This information can also be found in Clorox’s Annual Report on Form 10-K for the year ended June 30, 2011, filed with the SEC on Aug. 26, 2011, and in Clorox’s proxy statement for the 2010 Annual Meeting, filed with the SEC on Oct. 1, 2010. To the extent holdings of Clorox securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Clorox with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Clorox’s website at www.TheCloroxCompany.com or by writing to Clorox at 1221 Broadway, Oakland, CA 94612.